Exhibit 99

RPC, Inc. to Present at Burkenroad Reports 18th Annual Investment Conference

ATLANTA, April 23, 2014 - RPC Incorporated (NYSE: RES) announced today that it will present at the Burkenroad Reports 18th Annual Investment Conference in New Orleans, Louisiana on April 25, 2014 at 10:30 a.m. Eastern Time.

The presentation will provide a corporate overview, highlight the services RPC provides and discuss the most recently published financial results. Management's remarks will be available in real time at http://wsw.com/webcast/tulane13/res and will be archived on RPC’s investor website, www.rpc.net for a period of 90 days following the presentation.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. RPC’s investor website can be found at www.rpc.net.

For more information about RPC, Inc. or this event, please contact:

Jim Landers

Vice President, Corporate Finance

(404) 321-2162

jlanders@rpc.net

Sharon A. Lennon

Manager, Investor Relations

(404) 321-2172

slennon@rpc.net